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                                                                    EXHIBIT 21.1

                                  Subsidiaries


                        LocusOne Communications, Inc.
                        Aether OpenSky Investments LLC
                        Mobeo, Inc.
                        Riverbed Technologies, Inc.
                        Aether Capital, L.L.C.
                        NetSearch Communications, L.L.C.
                        Aether European Holdings B.V.
                        Aether Europe B.V.

                        Cerulean Technology, Inc.
                        Sunpro, Inc.